UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported):   December 6, 2007
                                                                ----------------

                                 PNA Group, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware               333-142896               04-3756642
(State or other jurisdiction    (Commission File         (IRS Employer
      of incorporation)             Number)           Identification No.)

           400 Northridge Road
         Atlanta, Georgia                               30350

(Address of principal executive offices)              (Zip Code)
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Registrant's telephone number, including area code:    (770) 641-6460
                                                       --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 6, 2007, PNA Group, Inc. (the "Company") issued a press release announcing the retirement of Christopher J. Moreton, the Chief Financial Officer of the Company, effective as of January 31, 2008. Mr. Moreton has served as the Company's Chief Financial Officer since February 1999. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

     Effective upon Mr. Moreton's retirement, Mr. William S. Johnson will become the Chief Financial Officer of the Company. Mr. Johnson is 50 years old and has been serving as the Company's Senior Vice President, Finance and Principal Accounting Officer since April 2007. Previously, Mr. Johnson served for eight years as Vice President, Chief Financial Officer and Secretary of Earle M. Jorgensen Company ("Jorgensen"). Prior to that, he was the Controller of Jorgensen for four years and was Assistant Controller for one year. Prior to his tenure with Jorgensen, Mr. Johnson held various financial and accounting management positions with several distribution-related companies, both public and private. Mr. Johnson is a certified public accountant and began his career as an auditor with Ernst & Ernst, a predecessor of Ernst & Young LLP.

     Under Mr. Johnson's current employment agreement (the "Employment Agreement"), he is entitled to receive an annual base salary of $275,000 and is eligible to receive a bonus of up to 100% of his base salary, depending on measurable criteria determined by the Company's Operating Committee. Under the Employment Agreement, Mr. Johnson has been granted a 0.5% interest in PNA Group Holding's ("PNAG Holding") Participation Plan, which plan is filed as Exhibit
10.28 to PNAG Holding's Form S-1 filed with the Securities and Exchange Commission (the "SEC") on June 16, 2007. Mr. Johnson is also entitled to a bonus in the amount of $250,000, less any amounts previously paid to Mr. Johnson or accrued under the Participation Plan, in the event that while employed by the Company, PNAG Holding consummates an initial public offering. Lastly, in the event that during Mr. Johnson's employment with the Company, the Company is sold to an unaffiliated third party, and within one year of such sale (a) Mr. Johnson's employment is terminated without Cause, (b) his duties are materially diminished and not restored or (c) he is required to relocate more than 25 miles from his residence, then Mr. Johnson shall receive a payment of two times his base salary. Under the Employment Agreement, "Cause" means (a) any action on Mr. Johnson's part which constitutes willful dishonesty or deliberate injury to the Company or its affiliates, (b) any criminal conduct on Mr. Johnson's part or (c) a violation of, or other failure by Mr. Johnson to perform, his obligations or responsibilities while employed by the Company. Mr. Johnson may resign at any time, and the Company may terminate his employment at any time with or without cause.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

      Exhibit #    Description
      ---------    -----------

        99.1       Copy of the Company's press release, issued December
                   6, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PNA GROUP, INC.



Date: December 6, 2007                 By: /s/ Christopher J. Moreton
      ----------------                    --------------------------------------
                                          Name: Christopher J. Moreton
                                          Title:   Chief Financial Officer